UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2020

Chicken Soup for the Soul Entertainment Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38125	81- 2560811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

132 E. Putnam Avenue, Floor 2W, Cos Cob, CT	06807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 398-0443

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	CSSE	The Nasdaq Stock Market LLC
9.75% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.0001 par value per share	CSSEP	The Nasdaq Stock Market LLC
9.50% Notes due 2025	CSSEN	The Nasdaq Stock Market LLC

Item 7.01.	Regulation FD Disclosure.

On September 2, 2020, Chicken Soup for the Soul Entertainment Inc. (“CSSE”) issued a press release announcing entry into the Advance Arrangement (defined below). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished under this Item 7.01, including the exhibit related thereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any disclosure document of CSSE, except as shall be expressly set forth by specific reference to such document.

Item 8.01.	Other Events.

Initial Production Acquisition Funding

On August 27, 2020, CSSE entered into a film acquisition cost advance arrangement (the “Advance Arrangement”) with Great Point Media Limited (“GPM”). Pursuant to the Advance Arrangement, GPM will form one or more US-based special purpose vehicles (“SPVs”), which will be assigned the territorial licenses and distribution rights in certain films and productions (collectively, the “Productions”) owned or to be acquired by Screen Media Ventures Inc., CSSE’s wholly owned subsidiary (“SMV”). The initial acquisition costs of these films, less certain deal expenses, will be funded by GPM simultaneously with the assignment of the Productions to the SPVs (the “Initial Acquisition Advances”). GPM funded $10 million of Initial Acquisition Advances on August 28, 2020.

In connection with the Advance Arrangement, CSSE and the SPV will enter into distribution agreements for each of the Productions (the “CSSE Distribution Agreements”), whereby CSSE shall be engaged to distribute the Productions for the SPV in accordance with its customary practices. CSSE shall pay the SPV the adjusted gross receipts on each of the Productions, after deducting its distribution costs and fees, until the SPV shall have received an amount equivalent to the Initial Acquisition Advance for that Production, together with certain interest and additional participation amounts (the “Minimum Guarantee”). If the SPV has not received the full Minimum Guarantee within certain prescribed times, CSSE shall pay the difference. At such time as the SPV shall have received the entire Minimum Guarantee for all of the Productions, CSSE shall at any time thereafter have the right to purchase, in its discretion, either the SPV itself or all of the SPV’s rights in and to the Productions from the SPV for $1 and terminate any further obligations to the SPV or GPM.

Extension of Warrant Exercise Period

On August 26, 2020 CSSE informed holders of its Class W Warrants exercisable for CSSE’s Class A common stock at an exercise price of $7.50 per share (“Class W Warrants”) and Class Z Warrants exercisable for CSSE’s Class A common stock at an exercise price of $12.00 per share (“Class Z Warrants”) that it would be extending the exercise period of all outstanding Class W and Class Z Warrants by two years. The Class W Warrant expiration date was extended from June 30, 2021 to June 30, 2023. Similarly, the Class Z Warrant expiration date was extended from June 30, 2022 to June 30, 2024. In connection with the extension of the warrant exercise period, warrant holders may exchange their current non-certificated warrants (“Non-Certificated Warrants”) for certificated warrants in electronic form. CSSE intends to enter into warrant agreements with Continental Stock Transfer & Trust Company for the issuance of the certificated Class W and Class Z Warrants (the “New Warrant Agreement(s)”) as soon as practicable. The terms of the New Warrant Agreements will be substantially identical to the terms of the Non-Certificated Warrants.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release dated September 2, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2020	CHICKEN SOUP FOR THE SOUL ENTERTAINMENT INC.

	By:	/s/ William J. Rouhana, Jr.
Name: William J. Rouhana, Jr.
Title: Chief Executive Officer